                     UNDERWRITING AGREEMENT




                                                   April 19, 1995



THE CHASE MANHATTAN CORPORATION
1 Chase Manhattan Plaza
New York, New York  10081

Dear Sirs:

            The undersigned (being herein called the "Under writers") understand that The Chase Manhattan Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its 8% Subordinated Notes Due 2002 constituting a series of Subordinated Debt
Securities (the "Offered Securities"). The Offered Securities will be issued under the Amended and Restated Indenture, dated as of September 1, 1993, between the Company and Chemical Bank, as Trustee. The terms of the Offered Securities are set forth in the Company's Registration Statement on Form S-3 (File No. 33-55295) and the Basic Prospectus dated November 23, 1994 (as defined in the Standard Provisions hereinafter referred to), as supplemented by a Prospectus Supplement dated April 19, 1995.

           All the provisions (including defined terms) contained in the document entitled "The Chase Manhattan Corporation Senior/Subordinated Debt Securities and Warrants Underwriting Agreement Standard Provisions (November 1994)" (the "Standard Provisions") attached hereto are incorporated by reference herein in their entirety and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein.

           The Delivery Date referred to in Paragraph 4 of the Standard Provisions shall be 10:00 A.M., New York City time, on April 26, 1995. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective principal amounts of Offered Securities set forth opposite their names in Exhibit A hereto at a purchase price of 99.183% of their principal amount.

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           In  accordance with Clause (e) of Paragraph 6  of  the
Standard Provisions, the Underwriters hereby confirm that the following statements with respect to the public offering of the Offered Securities are correct and were furnished to the Company by or on behalf of the Underwriters for use in the Registration Statement and the Prospectus:

           (i) The first sentence of the second to last paragraph of text on the cover page of the Prospectus
     Supplement, concerning the terms of the offering by the Underwriters;

          (ii)  The first paragraph on page S-2 of the Prospectus
     Supplement, concerning stabilization and over-allotment by the Underwriters;

           (iii)  The second paragraph of text under the  caption
     "Underwriting" in the Prospectus Supplement, concerning the terms of the Offering by the Underwriters;

           (iv) The second sentence of the third paragraph of text under the caption "Underwriting" in the Prospectus
     Supplement, concerning the Underwriters' intention to make a market in the securities;and

           The Underwriters will offer the Offered Securities for sale upon the terms and conditions set forth in the Prospectus.

           The Underwriters will pay for the Offered Securities at the time and place and in the manner set forth in the Standard
Provisions.

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           Please  confirm your agreement by having an authorized
officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.

                               Very truly yours,


                               CHASE SECURITIES, INC.
                               BEAR, STEARNS & CO. INC.
                               CS FIRST BOSTON CORPORATION
                               MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED
                               SMITH BARNEY INC.



                               By: CHASE SECURITIES, INC.


                               By: /s/ John Judson
                                   -----------------------
                               Name:  John Judson
                               Title: Managing Director

Accepted:

THE CHASE MANHATTAN CORPORATION


By:    /s/ Deborah L. Duncan
   -----------------------------
    Name:  Deborah L. Duncan
    Title: Executive Vice President
            and Treasurer

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                           Exhibit A



                                                 Principal Amount
                                                    of Offered
Name                                                Securities
- -----                                           -------------------

CHASE SECURITIES, INC...................           $30,000,000
BEAR, STEARNS & CO. INC.................            30,000,000
CS FIRST BOSTON CORPORATION.............            30,000,000
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED................            30,000,000
SMITH BARNEY INC........................            30,000,000
                                                   ------------
TOTAL                                              $150,000,000
                                                   ============










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